UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLEASE VOTE NOW!

The American Realty Capital Healthcare Trust III, Inc. Annual Meeting of Stockholders has been adjourned to July 29, 2016 to permit stockholders of record additional time to consider certain proposals as described in the company’s proxy statement, as amended.

Our records indicate that we have not yet received your vote.

Proxy solicitation costs are borne by the company and its stockholders.  These costs can be substantial.  Voting today will help the company manage such costs. We urge you to vote as soon as possible in order to allow the company’s proxy solicitor, Broadridge Investor Communication Solutions, Inc., to conclude its work in connection with the adjourned meeting.

If you have any questions or would like to vote by phone, please call the number listed below:

1-855-928-4496

Your vote is important no matter how many shares you own. Please vote promptly.

American Realty Capital Healthcare Trust III, Inc. has made it very easy for you to vote.

Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com/HTIII and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card today in the postage-paid envelope provided.

Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call 1-800-690-6903. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING